Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of ThermoEnergy Corporation on Form S-1, of our report dated March 30, 2011 relating to the consolidated financial statements of ThermoEnergy Corporation as of December 31, 2010 and for the year then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ CCR LLP

Westborough, Massachusetts
June 29, 2011